                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (4) Date Filed:

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
       [LOGO]

                                                                     May 1, 1999

Corporate Headquarters
1501 Washington Street
Braintree, Massachusetts 02185
Tel. 781-849-1800

To Our Fellow Stockholders:

    On behalf of the Board of Directors, it is my pleasure to invite you to attend the 1999 Annual Meeting of Stockholders, to be held on Friday, June 18, 1999 in Boston, Massachusetts.

    Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

    Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

    Thank you for your continued support of Clean Harbors. We look forward to seeing those stockholders who are able to attend the Annual Meeting on June 18.

                                          Sincerely,

                                                    [LOGO]

                                          Alan S. McKim
                                          Chairman of the Board

--------------------------
People and Technology
Protecting & Restoring
America's Environment

                              CLEAN HARBORS, INC.
                             1501 WASHINGTON STREET
                         BRAINTREE, MASSACHUSETTS 02185

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Clean Harbors, Inc. (the "Company"), will be held at 9:00 a.m., local time, on Friday, June 18, 1999, at U.S. Trust, 40 Court Street, Boston, Massachusetts, for the following purposes:

        1. To elect two (2) Class I members of the Board of Directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected, and

        2. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

    Stockholders of record at the close of business on May 1, 1999 will be entitled to notice and to vote at the meeting.

    You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

                                          By order of the Board of Directors

                                          /s/ C. Michael Malm

                                          C. Michael Malm, Clerk

May 1, 1999
Boston, Massachusetts

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              CLEAN HARBORS, INC.
                             1501 WASHINGTON STREET
                              BRAINTREE, MA 02185

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation of proxies by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at U.S. Trust, 40 Court Street, Boston, Massachusetts, on June 18, 1999, commencing at 9:00 a.m., local time, and any adjournment thereof.

                               PROXY SOLICITATION

    Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders beginning on May 5, 1999.

                      INFORMATION AS TO VOTING SECURITIES

    The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters. Each issued and outstanding share of the Company's Common Stock, $.01 par value per share, and each issued and outstanding share of the Company's Series B Convertible Preferred Stock, $.01 par value per share, is entitled to one vote. Only stockholders of record at the close of business on May 1, 1999 will be entitled to vote at the meeting. On April 1, 1999, there were 10,521,355 shares of Common Stock and 112,000 shares of Series B Convertible Preferred Stock of the Company outstanding and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

    The election of the Class I directors requires the affirmative vote of the holders of a plurality of the shares of both classes of stock represented at the meeting. Approval of any other matters which may properly come before the meeting will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote on such proposals at the meeting. Votes withheld from any nominee for election as a director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, votes withheld from any nominee for director will have the effect of "against" votes. Broker "non-votes" occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on "routine" proposals but not on non-routine matters. The election of directors is considered a routine matter, and therefore it is anticipated that broker "non-votes" will not occur with respect to such election. If any non-routine matter should properly come before the meeting, the determination of whether broker "non-votes" would have an effect on the voting on such proposal would depend on the nature of such proposal.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Alan S. McKim........................................          44   Chairman of the Board of Directors, President and
                                                                      Chief Executive Officer
Christy W. Bell......................................          76   Director
John F. Kaslow.......................................          66   Director
Daniel J. McCarthy...................................          67   Director
John T. Preston......................................          49   Director
Lorne R. Waxlax......................................          65   Director
Gene A. Cookson......................................          41   Senior Vice President, Field Services & Operations *
Steve E. Dovell......................................          44   Vice President of Disposal Services Group *
William J. Geary.....................................          51   Vice President and General Counsel *
Roger A. Koenecke....................................          50   Senior Vice President and Chief Financial Officer
John P. Lawton.......................................          38   President of Harbor Management Consultants, Inc.
Stephen H. Moynihan..................................          43   Senior Vice President Planning & Development *
Carl Paschetag, Jr. .................................          39   Vice President, Treasurer and Controller

------------------------

* Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

    Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. He serves as a director of most of the Company's subsidiaries. Mr. McKim served as President of the Company and its predecessor from 1980 to 1988. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires this year, and he is standing for reelection for a three-year term.

    Christy W. Bell was Chairman of the Board of ChemClear Inc., a public company which was primarily engaged in the business of treating industrial, aqueous waste at its plants in Baltimore, Cleveland, and Chicago, for more than five years prior to its merger into a subsidiary of the Company in 1989. Mr. Bell had also served as President of ChemClear prior to the merger. Mr. Bell is President and an owner of Electro-Petroleum, Inc., Electro-Pyrolysis, Inc., and Arc Technologies, Inc., all of which are involved in the development of technologies for the management of waste and the production of energy. He is also a director of Thoratec Laboratories Corporation and a managing member of Temblor Petroleum Company LLC. Mr. Bell has served as a director of the Company since the ChemClear merger in 1989. His current term as a Class III director expires in 2001.

    John F. Kaslow is a consultant to the electric utility industry. Mr. Kaslow served for 8 years as an advisor to the Electric Power Research Institute ("EPRI"), a collaborative research organization which provides advanced science and technology to its member companies and their customers. Prior to joining EPRI, Mr. Kaslow served for 34 years with an electric utility company, the New England Electric System ("NEES"), where he held a number of engineering, operating and general management positions, including serving prior to his retirement as a director, Executive Vice President and Chief Operating Officer of NEES, and as a director and President of its New England Power Company subsidiary. Mr. Kaslow is a director of Doble Engineering Company. He has served as a director of the Company since

1991. His current term as a Class I director expires this year, and he is standing for reelection for a three-year term.

    Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since July 1972, prior to which he was President of Computer Environments Corporation, a computer services company. He serves as a director of Tufts Associated Health Maintenance Organization, and as a director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc., which manages worker's compensation for employers. Mr. McCarthy holds an MBA degree from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. His current term as a Class III director expires in 2001.

    John T. Preston is President and Chief Executive Officer of Quantum Energy Technologies and serves on the boards of several private companies. From 1992 through 1995, he served as Director of Technology Development at the Massachusetts Institute of Technology. From 1986 to 1992 he was Director of the M.I.T. Technology Licensing Office. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Prior to joining the Board of the Company, Mr. Preston served on the board of Clean Harbors Technology Corporation. He accepted an appointment to fill a vacancy on the Board of Directors of the Company in March 1995. His current term as a Class II director expires in 2000.

    Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. He is currently a director of B.J.'s Wholesale Club, Inc, HON Industries Inc., Homebase, Inc and Pennzoil-Quaker State Corporation, which are public companies, and The Iams Company, a private company. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires in 2000.

    Gene A. Cookson rejoined the Company in 1998 as Senior Vice President, Field Services & Operations. From 1996 to 1998, Mr. Cookson was the Vice President of Operations of The Flatley Group, a privately owned real estate management company, and he was in charge of major accounts at the Gartner Group. From 1991 to 1996, Mr. Cookson held a variety of management positions with the Company including Director of Sales, Director of the CleanPack Product Line and Field Services General Manager. Mr. Cookson holds a Masters Degree in Civil Environmental Engineering from Northeastern University.

    Stephen E. Dovell is Vice President of the Disposal Services Group of Clean Harbors Environmental Services. Mr. Dovell joined Clean Harbors Environmental Services in 1984 and has served in a variety of operational positions. In 1986 he was appointed as a Vice President of Clean Harbors of Braintree, in charge of the Braintree facility, and in 1994 he was appointed Regional Vice President of Disposal Services. Mr. Dovell received a BS degree in Business Administration from Emmanuel College.

    William J. Geary is Vice President and General Counsel of the Company. He joined the Company in 1988 and he has served as Vice President of Government Relations and as Special Counsel for the Company. Prior to joining the Company, Mr. Geary served in various senior positions in Massachusetts state government. Mr. Geary holds a Bachelors's Degree from the University of Massachusetts at Boston, a Masters Degree in Government and Management from Northeastern University, and a J.D. from Suffolk University Law School. He was awarded a Loeb Fellowship in Advanced Environmental Studies at Harvard University.

    Roger A. Koenecke joined the Company as Senior Vice President and Chief Financial Officer in 1998. From 1982 through 1997, Mr. Koenecke held a variety of management positions, including Senior Vice President and Chief Financial Officer, with Millbrook Distribution Services, Inc. and its predecessor corporations, which are engaged in the distribution of health and beauty care, general merchandise, and specialty food products. Prior to that, he was an Audit Manager with Price Waterhouse & Co., an international accounting firm. Mr. Koenecke holds a BS in Chemistry and MBA from the University of Wisconsin.

    John P. Lawton is President of Harbor Management Consultants, Inc., a wholly-owned subsidiary of the Company. Mr. Lawton joined the Company in 1988 as a Customer Service Account Manager at its Braintree facility. In 1989, he became Sales Manager for the Midwest region, in 1992, he became Director of Sales for all service areas outside New England, and in 1996 he became Senior Vice President of Corporate Marketing and National Accounts for Clean Harbors Environmental Services. Mr. Lawton held various management positions with New York Air and Pan American World Airlines from 1983 to 1988 before joining the Company. He received a BA degree from North Adams State College.

    Stephen H. Moynihan has served as an officer of either the Company or one or more of its subsidiaries since June 1987. In November 1996, he was appointed Senior Vice President Planning and Development, prior to which he served as Vice President and Treasurer. Mr. Moynihan served as Vice President of Strategic Planning of Clean Harbors Environmental Services from 1990 until 1995. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

    Carl Paschetag, Jr. joined the Company as Vice President, Treasurer and Controller in 1997. He also serves as Vice President and Treasurer of most of the Company's subsidiaries. From 1994 through 1997, Mr. Paschetag was the Controller of Cambridge Energy Research Associates, a privately owned international management consulting company. From 1987 through 1994, Mr. Paschetag held a variety of management positions with Draka Holdings B.V., a publicly held company traded on the Amsterdam Exchange. Prior to that, Mr. Paschetag worked for KPMG Peat Marwick, an international accounting firm. He received a BBA in Accounting from The University of Texas.

    Set forth below is information as to ownership of the Company's Common Stock as of April 1, 1999 by each director of the Company, each of the executive officers named in the Summary Compensation Table set forth below, and all directors and executive officers as a group. No director or executive officer owns any Series B Convertible Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                                 AMOUNT AND NATURE OF      PERCENT
NAME OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP (1)   OF CLASS
-----------------------------------------------------------------------------  ------------------------  -----------
Alan S. McKim................................................................           4,249,662(2)          40.39%
Christy W. Bell..............................................................              71,152                 *
John F. Kaslow...............................................................               3,300                 *
Daniel J. McCarthy...........................................................              12,200(3)              *
John T. Preston..............................................................               7,120                 *
Lorne R. Waxlax..............................................................              50,200                 *
Gene A. Cookson..............................................................               9,309                 *
Steven E. Dovell.............................................................              22,150                 *
William J. Geary.............................................................              34,789                 *
Roger A. Koenecke............................................................               8,000                 *
John P. Lawton...............................................................              25,275                 *
Stephen H. Moynihan..........................................................             120,744              1.15
Carl Paschetag, Jr...........................................................               7,778                 *
All current directors and executive officers as a group
  (13 persons)...............................................................           4,621,679             43.93%

------------------------

*   Less than 1%

(1) Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes the following number of shares of the Company's Common Stock which may be acquired under stock options which are exercisable within 60 days of April 1, 1999: Mr. Bell (4,000 shares), Mr. Kaslow (3,000 shares), Mr. McCarthy (12,000 shares), Mr. Preston (7,120 shares), Mr. Waxlax (2,000 shares), Mr. Cookson (8,000 shares), Mr. Dovell (22,150 shares), Mr. Geary (34,550 shares), Mr. Koenecke (8,000 shares), Mr. Lawton (25,275 shares), Mr. Moynihan (40,244 shares), Mr. Paschetag (2,000 shares), and all current directors and executive officers as a group (168,339 shares).

(2) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.

(3) Includes 200 shares owned by Mr. McCarthy's son as to which Mr. McCarthy shares voting and investment power.

    To the Company's knowledge, as of April 1, 1999, no person or entity "beneficially owned" (as that term is defined by the Securities and Exchange Commission) 5% or more of the Company's Common Stock or Series B Convertible Preferred Stock, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company's Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters.

                                                                                       PERCENT AND
NAME AND ADDRESS                                               NUMBER OF SHARES      CLASS OF STOCK
------------------------------------------------------------  ------------------   -------------------

Alan S. McKim...............................................     4,249,662(1)      40.39% Common Stock
Clean Harbors, Inc.
1501 Washington St.
Braintree, MA 02184

Dimensional Fund Advisors, Inc. ............................       621,400(2)(3)   6.17% Common Stock
1299 Ocean Avenue
Santa Monica, CA 90401

Bost & Co. .................................................        42,000         37.50% Series B
c/o Mellon Securities Trust Company                                                Convertible
120 Broadway                                                                       Preferred Stock
13th Floor, Room 1350
New York, NY 10271

Cardinal Recovery Partners, LP..............................        26,500         23.66% Series B
One Fawcett Place                                                                  Convertible
Greenwich, CT 06830                                                                Preferred Stock

Goldman Sachs & Co., Inc. ..................................        23,000         20.53% Series B
10 Hanover Square, 12 Floor                                                        Convertible
New York, NY 10005                                                                 Preferred Stock

Auer & Co. .................................................        15,000         13.39% Series B
Church Street Station                                                              Convertible
New York, NY 10008                                                                 Preferred Stock

------------------------

(1) Excludes 60,000 shares owned by a trust for Mr. McKim's minor children as to which Mr. McKim holds no voting or investment power.

(2) Based upon ownership as of December 31, 1998 shown on Schedule 13G filed with the Company by the specified entity in February 1999.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 621,400 shares of Clean Harbors, Inc. stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY FORM)

    The Board of Directors of the Company is currently composed of six directors classified into three classes of two directors each. One class of directors is elected each year for a term of three years. The term of the Class I Directors, Alan S. McKim and John F. Kaslow, shall expire at the 1999 Annual Meeting, and the Board of Directors has nominated each of the foregoing to continue to serve as Class I Directors.

    UNLESS OTHERWISE SPECIFIED THEREIN, SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED AT THE ANNUAL MEETING TO ELECT ALAN S. MCKIM AND JOHN F. KASLOW AS CLASS I DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM, UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE DULY ELECTED. IN THE EVENT THAT ONE OR MORE OF THE NOMINEES IS UNABLE TO STAND FOR ELECTION (WHICH EVENT IS NOT NOW CONTEMPLATED), THE HOLDERS OF THE ENCLOSED PROXY WILL VOTE FOR THE ELECTION OF A NOMINEE OR NOMINEES ACCEPTABLE TO THE REMAINING MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT MESSRS. MCKIM AND KASLOW AS DIRECTORS.

COMPENSATION OF DIRECTORS

    According to the Company's Equity Incentive Plan approved by stockholders at the 1992 Annual Meeting, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year, non-qualified stock option to purchase that number of shares of the Company's Common Stock determined by multiplying 1,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 1,000 shares of any award and as to an additional 1,000 shares on each anniversary of the date of election. Awards to directors appointed to fill a vacancy on the Board for less than one year are prorated. During 1998, upon the election as directors to serve for a term of three years, Messrs. Bell and McCarthy, the only non-employees elected as a director, each received options for 3,000 shares at the market price of $2.00 per share. In 1998, John Russo, who previously served as a non-employee director, resigned from the Board and his options expired in May 1998.

    The Company's policy is to pay each director who is not an employee an annual retainer fee of $20,000 plus $1,000 for each board meeting attended, $750 for each committee meeting attended and $500 for board meetings conducted by telephone conference call. The Company also pays outside directors who are members of committees of the Board $1,000 for membership on a committee and an additional $2,500 for serving as chairman of a committee. Directors are reimbursed for expenses incurred in connection with service on the Board. Total fees paid to outside directors in 1998 were as follows: Mr. Bell $28,750, Mr. Kaslow $34,250, Mr. McCarthy $38,750, Mr. Preston $24,000, Mr. Russo $3,333, and Mr. Waxlax $35,750.

BOARD COMMITTEES AND MEETINGS

    During 1998, the Board of Directors held five meetings.

    The Board of Directors has established an Audit Committee consisting of members of the Board of Directors who are not employed by the Company. During 1998, the Audit Committee consisted of Messrs. Bell, Kaslow and McCarthy. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company's accountants and the independent public accountants. During 1998, there were four meetings of the Audit Committee, of which one was held by conference call.

    The Board of Directors has established a Compensation and Stock Option Committee. During 1998, the Compensation and Stock Option Committee consisted of three non-employee directors: Messrs. Kaslow, McCarthy and Waxlax. During 1998, there were four meetings of the Compensation and Stock Option Committee. The Board of Directors has also established a Corporate Governance Committee consisting of three directors: Messrs Waxlax, McKim and McCarthy. The Corporate Governance Committee serves as the nominating committee of the Board. This committee met three times in 1998.

    During 1998, all directors attended at least 75 percent of the meetings of the Board and the committees of which they were members.

COMPENSATION COMMITTEE REPORT

    The Compensation and Stock Option Committee of the Board of Directors (the "Committee"), consists of three outside directors whose responsibilities include the recommendation to the full Board of Directors of a compensation package for the Chief Executive Officer; review and approval of other senior executive officer compensation; review and approval of corporate management compensation policies; and management of the Company's stock option and equity incentive plans.

COMPENSATION

    The fundamental philosophy of the Committee regarding executive compensation is to offer competitive compensation opportunities and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, salary "at-risk", and awards of long-term equity incentives through non-qualified stock options. In addition, in 1998 the Company instituted an Executive Retention Plan in order to help retain certain key employees.

    Base compensation and benefits for 1998 were determined based upon previous studies of comparable industry groups. Salary at risk payments were made pursuant to the Company's Management Incentive Program ("MIP") approved by the Committee for 1998. Under the 1998 MIP, which covered approximately 100 management positions in the Company, an individual could earn a bonus based upon Company-wide success in meeting management's goals, based upon a threshold achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA"), and, certain individuals were eligible to receive an additional bonus based on specific goals and objectives. Payouts under the MIP during 1998 totaled $613,000 and payments to individual participants ranged from $305 to $22,944. For 1999 the Committee has changed the plan to a Salary at Risk Plan which will cover a smaller number of management positions. In order to participate in the 1999 plan, the participants agreed to forgo any salary increase and to have a larger proportion of their compensation based upon the Company's achievement of various levels of EBITDA.

    The final element of compensation for executive officers is long-term equity incentives through grants of non-qualified stock option awards at the market price of the Company's Common Stock. Awards are designed to align the interests of executive officers with those of stockholders of the Company and to encourage long-term retention of executives through periodic vesting. Awards are made at current market price, and most options vest as to 20% at the end of each successive year of service. Options were awarded in 1998 to 394 employees of the Company. The amount of individual awards ranged from 250 to 40,000 shares based upon the individual's position and ability to positively impact Company results, adjusted according to his or her performance rating. The Chief Executive Officer, Alan S. McKim, did not receive any options during 1998.

    In 1998, the Company instituted an Executive Retention Plan (the "Retention Plan") that covers 19 members of executive and senior management. The Retention Plan provides for severance payments for terminations other than for cause in exchange for one year non-competition agreements. For terminations other than for cause and not related to a change in control, the Retention Plan calls for the payment of one year's base salary at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company's normal executive salary payment polices, plus one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

    Under the Retention Plan, in the event of a Change in Control (as defined in the Plan), the executive can receive severance benefits by terminating his or her employment with the Company for any reason within 30 days after a Change in Control. Also, an executive shall be entitled to receive severance benefits if the executive does not receive a position equal to the position that the executive held prior to the Change in Control or if the primary work location is not within 30 miles of such location prior to the Change in Control. In addition, if the executive accepts a position with the successor corporation after the Change in Control and within two years of the Change in Control the executive's position changes so as not to be equal to the position prior to the Change in Control, then the executive shall be entitled to severance benefits. Under the Retention Plan, one year's base salary is payable within 30 days after termination of employment relating to a Change in Control.

CHIEF EXECUTIVE OFFICER COMPENSATION

    During 1998, base compensation of the Chief Executive Officer, Alan S. McKim, was $300,000 per year. Salary at risk payable to Mr. McKim for 1998 was based upon the Company's achievement of a base line EBITDA goal and various individual goals established by the Committee. Mr. McKim was awarded a bonus of $50,000 for 1998.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers during the 1998 fiscal year did not exceed the $1 million limit per officer, and it is not expected that the compensation to be paid to the Company's executive officers in the foreseeable future will exceed that limit. Because of the unlikelihood that compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Members of the Committee
                                           Daniel J. McCarthy
                                           John F. Kaslow
                                           Lorne R. Waxlax

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries who were serving as executive officers at the end of 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                          COMPENSATION (1)
                                                                                     --------------------------
                                                                                       AWARDS
                                                                                     -----------
                                                                                     SECURITIES
                                                                                     UNDERLYING
                                                   ANNUAL COMPENSATION                 OPTIONS
                                       --------------------------------------------    GRANTED                       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY       BONUS      OTHER     (SHARES)                    COMPENSATION (2)
-------------------------------------  ---------  -----------  ---------  ---------  -----------     PAYOUTS     ------------------
                                                                                                  -------------
Alan S. McKim........................       1998  $   300,000  $  50,000  $     408      --            --           $    --
  Chairman of the Board,                    1997      291,668     --            408      --            --                --
  President and Chief                       1996      250,008     --            384      --            --                --
  Executive Officer

David A. Eckert (3)..................       1998  $    25,000  $  --      $  --          --            --           $    287,500
  President and Chief                       1997      291,664     --          4,608     100,000        --                --
  Operating Officer *                       1996      197,904     --          3,378     250,000        --                --

Gene A. Cookson (4)..................       1998  $   152,441  $  87,944  $     340      40,000        --           $     25,000
  Senior Vice President *

William J. Geary.....................       1998  $   122,000  $  14,245  $   1,117       5,500        --           $     30,000
  Vice President and General Counsel        1997      122,000     --            859      --            --                --
  *                                         1996      122,000     --            675      --            --                --

Roger A. Koenecke (4)................       1998  $   126,346  $  18,864  $     638      40,000        --           $     26,090
  Senior Vice President and Chief
  Financial Officer *

John P. Lawton.......................       1998  $   138,487  $  17,348  $   4,458      10,000        --           $    --
  President of                              1997      120,000     --          4,444      --            --                --
  Harbor Management                         1996      120,000     --            248       5,000        --                --
  Consultants, Inc.

------------------------

*   Clean Harbors Environmental Services, Inc.

(1) No restricted stock or stock appreciation rights were awarded during 1998, or held at the end of 1998. The Company does not have a long-term incentive plan, and there were no long-term incentive plan payouts during 1998.

(2) Consists of severance for Mr. Eckert, a recruiting bonus for Mr. Cookson upon his re-employment with the Company, the forgiveness of a loan for Mr. Geary, and relocation for Mr. Koenecke.

(3) Mr. Eckert resigned from the Company on January 24, 1998.

(4) Messrs. Cookson and Koenecke joined the Company in February 1998 and January 1998, resectively.

OPTIONS

    The following table illustrates the hypothetical value of stock options granted to the individuals named in the Summary Compensation Table during 1998, based on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the life of the stock options. The amounts set forth under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" reflect required disclosures pursuant to regulations of the Securities and Exchange Commission. The actual value to be realized, if any, could be more or less than the assumed values depending upon the performance of the stock. Under the terms of the Company's Stock Option and Equity Incentive Plans, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. In 1998 no stock options were repriced, and no stock appreciation rights were awarded.

                             OPTION GRANTS IN 1998

                                                 INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                                       -------------------------------------                AT ASSUMED ANNUAL RATES
                                                      PERCENT                                    OF STOCK PRICE
                                        NUMBER OF    OF TOTAL                                     APPRECIATION
                                       SECURITIES     OPTIONS     EXERCISE                    FOR OPTION TERM (2)
                                       UNDERLYING   GRANTED TO     OR BASE                 --------------------------
                                         OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION    5% ANNUAL     10% ANNUAL
NAME                                     GRANTED      IN 1997     SHARE (1)      DATE      GROWTH RATE   GROWTH RATE
-------------------------------------  -----------  -----------  -----------  -----------  ------------  ------------
Alan S. McKim........................      --           --        $  --           --        $   --        $   --
David A. Eckert......................      --           --           --           --            --            --
Gene A. Cookson......................      40,000         6.47%       1.438      2/13/08        36,174        91,672
William J. Geary.....................       5,500         0.89%       1.813      4/27/08         6,271        15,892
Roger A. Koenecke....................      40,000         6.47%       1.438      2/13/08        36,174        91,672
John P. Lawton.......................      10,000         1.62%       1.813      4/27/08        11,402        28,895

------------------------

(1) The exercise prices of the options granted in 1998 were equal to the fair market value of the Common Stock on the date each option was granted.

(2) All options have a ten-year term, vest over five years, and are exercisable as to 20% of the shares on the first anniversary of the date of grant and as to an additional 20% on each anniversary date thereafter.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table shows for the individuals named in the Summary Compensation Table the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), the number of unexercised options held by each individual at year-end, and the value of unexercised in-the-money options at year-end. The high and low sales prices of the Company's Common Stock in 1998 were $3.313 and $1.250. The last sale price at year-end was $1.500. No stock appreciation rights were exercised during 1998 or held by such individuals at year-end.

                            OPTION EXERCISES IN 1998

                                                                                                         VALUE OF
                                                                                                        UNEXERCISED
                                                                                                       IN-THE-MONEY
                                                                           NUMBER OF SECURITIES         OPTIONS AT
                                            NUMBER                        UNDERLYING UNEXERCISED         YEAR-END
                                           OF SHARES                       OPTIONS AT YEAR-END       -----------------
                                          ACQUIRED ON        VALUE     ----------------------------
NAME                                       EXERCISE        REALIZED    EXERCISABLE   UNEXERCISABLE      EXERCISABLE
-------------------------------------  -----------------  -----------  ------------  --------------  -----------------
Alan S. McKim........................         --           $  --            --             --               --
David A. Eckert......................         --              --            --             --               --
Gene A. Cookson......................         --              --            --             40,000           --
William J. Geary.....................         --              --            32,500          7,500           --
Roger A. Koenecke....................         --              --            --             40,000           --
John P. Lawton.......................         --              --            22,475         17,600           --


                                              .
NAME                                    UNEXERCISABLE
-------------------------------------  ---------------
Alan S. McKim........................     $  --
David A. Eckert......................        --
Gene A. Cookson......................         2,400
William J. Geary.....................        --
Roger A. Koenecke....................         2,400
John P. Lawton.......................        --

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    On January 24, 1998, Mr. Eckert resigned from the Company. On March 4, 1998, Mr. Eckert and the Company entered into an agreement which modified the timing of severance payments provided under his employment agreement. Under the agreement, Mr. Eckert received $287,500 and $12,500 of severance in 1998 and 1999, respectively. Mr. Eckert's vested options terminated on April 24, 1998.

    The Company provides "change of control" protection under stock option agreements awarded to executive officers. Some of those agreements provide that options will automatically fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within twelve months of a change of control, the employee's options become fully vested.

    As discussed more fully in the Compensation Committee Report, the Company has an Executive Retention Plan ("Retention Plan") that covers 19 members of the executive and senior management. The Retention Plan provides for severance payments equal to one year's base salary for terminations that are due to a change in control of over 50 % of the shares of the Company. In addition to severance, the Retention Plan provides for one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

PERFORMANCE GRAPH

    The following graph compares the five-year return from investing $100 on January 1, 1994 in each of Clean Harbors, Inc. Common Stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by Media General Financial Services, Inc. The environmental services group used by Media General Financial Services, Inc. includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 1993, when the Company's Common Stock closed at $7.125 per share.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           CLEAN HARBORS, INC.   INDUSTRY INDEX    BROAD MARKET
1993                    $100.00          $100.00         $100.00
1994                     $55.26           $94.12         $104.99
1995                     $35.09          $112.27         $136.18
1996                     $31.58          $128.82         $169.23
1997                     $21.93          $130.26         $207.00
1998                     $21.05          $119.01         $291.96
                        DOLLARS

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 1998 all such filing requirements were satisfied on a timely basis except for a Form 5 for Carl Paschetag and Gene Cookson which were filed late due to a clerical error.

                            INDEPENDENT ACCOUNTANTS

    The Company's independent public accountants will be selected by the Board of Directors at its meeting following the Annual Meeting of Stockholders. The Board of Directors anticipates that it will select PricewaterhouseCoopers to serve as the Company's independent public accountants for the year ending December 31, 1999. PricewaterhouseCoopers or its predecessor has served as the Company's independent public accountants since the fiscal year ended February 28, 1990. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

    Proposals which qualified stockholders intend to present at the 2000 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than December 31, 1999.

    Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2000 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Clerk and received at the Company's principal executive offices not earlier than December 30, 1999 and not later than January 29, 2000. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Clerk.

                                 OTHER MATTERS

    THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO STEPHEN H. MOYNIHAN, SENIOR VICE PRESIDENT PLANNING AND DEVELOPMENT, CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., 1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02185, TELEPHONE (781) 849-1800, EXT. 4454.

    Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

                                        By Order of the Board of Directors,

                                                     [LOGO]

                                        C. Michael Malm, Clerk

May 1, 1999

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                       15